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ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                    					   THIRTEEN WEEKS ENDED       THIRTY-NINE WEEKS ENDED

                                     					 MAR.4, 1995  MAR.5, 1994    MAR.4, 1995   MAR.5, 1994

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,176       36,051        34,691        36,092

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................        1,297        1,505         1,350         1,389

		   TOTALS............................       35,473       37,556        36,041        37,481

Net Income.............................      $13,142      $12,300       $49,783       $32,447


Primary earnings per common and
  common equivalent share..............        $0.37        $0.33         $1.38         $0.87




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


ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)








                                    					   THIRTEEN WEEKS ENDED       THIRTY-NINE WEEKS ENDED

                                    					 MAR.4, 1995  MAR.5, 1994   MAR.4, 1995   MAR.5, 1994

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,176       36,051        34,691        36,092

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................        1,372        1,534         1,413         1,418

		   TOTALS............................       35,548       37,585        36,104        37,510

Net Income.............................      $13,142      $12,300       $49,783       $32,447


Fully diluted earnings per common and
  common equivalent share..............        $0.37        $0.33         $1.38         $0.87





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